As Filed with the Securities and Exchange Commission on April 2, 2010
                      Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

ALASKA	92-0072737
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781
(Address of Principal Executive Offices)(zip code)

GCI 401(k) PLAN
(Full title of the plan)

John M. Lowber
General Communication, Inc.
2550 Denali Street, Suite 1000, Anchorage, Alaska  99503-2781
(Name and address of agent for service)
907.868.5600
(Telephone number, including area code, of agent for service)

Copy to: Julius J. Brecht
Wohlforth, Johnson, Brecht, Cartledge & Brooking, A Professional Corporation
900 West 5th Avenue, Suite 600, Anchorage, Alaska  99501
907.276.6401

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer        ☐                                                                                                    Accelerated filer     ☒
Non-accelerated filer (Do not check if a smaller reporting company)       ☐                                                                                                                                   Smaller reporting company   ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered1	Proposed maximum offering price per share2	Proposed maximum aggregate offering price	Amount of registration fee2
General Communication, Inc. Common Stock Class A	3,000,000	$5.83	$17,490,000	$1,247.04

1  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described below.

2   Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 and based upon the average of the high and low prices of $5.88 per share and $5.78 per share, respectively, i.e., an average of $5.83 per share, as quoted on the Nasdaq Stock Market on March 29, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The contents of the initial registration statement pertaining to the General Communication, Inc. Qualified Employee Stock Purchase Plan (since renamed GCI 401 (k) Plan and hereafter "Plan") filed with the Securities and Exchange Commission on Form S-8 on April 5, 1993 (Registration No. 33-60728) and the subsequent registration of additional shares filed with the Commission on Form S-8 on September 27, 1995 (Registration No. 333-8760), on November 6, 1998 (Registration No. 333-66877), on September 1, 2000 (Registration No. 333-45054), and on June 25, 2003 (Registration No. 333-106453), and on August 7, 2008 (Registration No. 333-152857), and the Company's annual report on Form 10-K for the year ended December 31, 2009, and the Plan's annual report on Form 11-K for the year ended December 31, 2008, all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since December 31, 2009, and the description of the Company's common stock as contained in the Form 10, as amended, filed pursuant to that act are incorporated by reference into this Registration Statement.  Required opinions, consents and signatures are included in this Registration Statement in accordance with the provisions of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information

See Item 1.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

See Item 1.

Item 4.  Description of Securities

See Item 1.

Item 5.  Interests of Named Experts and Counsel

See Item 1.

Item 6.  Indemnification of Directors and Officers

See Item 1.

Item 7.  Exemption from Registration Claimed

See Item 1.

Item 8.  Exhibits

See Exhibit Index and Exhibits at the end of this Registration Statement.

Item 9.  Undertakings

See Item 1.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on April 2, 2010.

GENERAL COMMUNICATION, INC.
(Registrant)

By:__/s/ Ronald A. Duncan______                                                     By:__/s/ John M. Lowber__________
        Ronald A. Duncan                                                                                               John M. Lowber
            President, Chief                                                                                                  Senior Vice President,
Executive Officer                                                                                                 Chief Financial Officer
Principal Executive Officer)                                                                                  (Principal Financial Officer)

                                          By:_/s/ Lynda L. Tarbath_____________
                                    Lynda L. Tarbath
                                    Vice President, Chief Accounting
                                    Officer
                                    (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Ronald A. Duncan_______________________                                                                                                       April 2, 2010
Ronald A. Duncan                                                                                                                                                          Date
President, Chief Executive Officer and Director
(Principal Executive Officer)

________________________________________                                                                                                _________________________
Stephen M. Brett                                                                                                                                                           Date
Chairman of the Board and Director

/s/ Jerry A. Edgerton _______________________                                                                                                March 26, 2010____________
Jerry A. Edgerton                                                                                                                                                           Date
Director

/s/ Scott M. Fisher_________________________                                                                                                March 25, 2010____________
Scott M. Fisher                                                                                                                                                              Date
Director

________________________________________                                                                                                _________________________
William P. Glasgow                                                                                                                                                        Date
Director

/s/ Mark W. Kroloff_________________________                                                                                                March 29, 2010____________
Mark W. Kroloff                                                                                                                                                              Date
Director

/s/ Stephen R. Mooney______________________                                                                                                March 31, 2010____________
Stephen R. Mooney                                                                                                                                                       Date
Director

/s/ James M. Schneider______________________                                                                                                March 25, 2010____________
James M. Schneider                                                                                                                                                      Date
Director

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on April 2, 2010.

GCI 401(k) PLAN

By:___/s/ John M. Lowber_________
John M. Lowber
Plan Administrator

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS TO

FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FOR THE GCI 401(k) PLAN

EXHIBIT INDEX

Exhibit No.                                                                Description

4                      Instruments

4.11	Restated Articles of Incorporation of General Communication, Inc.

4.22	Bylaws of General Communication, Inc.

4.3.1	Certificate of Secretary on copy of GCI 401(k) Plan, effective as of January 1, 2010 ("Plan") with the attached Plan (as displayed in Exhibit 4.3.1A)

4.3.2
Certificate of Secretary on resolution adopted by Board of Directors at its December 5, 2009 meeting approving the Plan with attached excerpt from minutes of meeting including resolution (as displayed in Exhibit 4.3.2A)

4.3.3
Certificate of Secretary on action by Board of Directors at its February 8, 2010 meeting adopting a resolution authorizing an increase of the allocation of common stock for requisition by the Plan (as displayed in Exhibit 4.3.3A)

4.5.13	IRS Determination of Qualified Employee Stock Purchase Plan and U.S. Department of Labor comments on ERISA, dated March 8, 1988

4.5.2	IRS Determination on Prototype Non-Standardized Profit Sharing Plan with CODA Issued To Prudential Insurance Co of America, dated March 31, 2008

5	Opinion re legality

5.1	Legal Opinion on Legality of Shares, dated April 2, 2010

15	None

23	Consents of indendent registered public accounting firm and counsel

23.1	Consent of Wohlforth, Johnson, Brecht, Cartledge and Brooking, A Professional Corporation

23.2	Consent of Grant Thornton LLP

23.3	Consent of KPMG LLP

24	None

99	Additional Exhibits

99.14	Certificate of Secretary on Board of Directors action by resolution adopted at its August 17, 2007 meeting appointing new Plan Administrator and copy of resolution

99.24	Resolution Appointing New Member to Plan Committee

1	Incorporated by reference and previously filed with the SEC as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 2007.

2	Incorporated by reference and previously filed with the SEC as an exhibit to the Company's annual report on Form 10-Q for the quarter ended September 30, 2007.

3	Incorporated by reference and previously filed with the SEC as an exhibit to the Company's Registration Statement for the Plan (Registration No. 33-60728) filed April 5, 1993.

4	Incorporated by reference and previously field with the SEC as an exhibit to the Company's registration statement for the Plan (Registration No. 333-152857) filed August 7, 2008.